UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2015
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UNITED TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Farm Springs Road
Farmington, Connecticut 06032
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code
(860) 728-7000

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 11, 2015, United Technologies Corporation (the "Company") entered into accelerated share repurchase ("ASR") agreements with each of Deutsche Bank AG, London Branch, and JPMorgan Chase Bank, National Association (collectively, the "banks"), to repurchase an aggregate of $6 billion of the Company's common stock.  Each bank will have three tranches of $1 billion each, each with staggered first dates on which such tranche may be accelerated at the option of the applicable bank and different calculation dates with respect to each applicable bank.

Under the terms of the ASR agreements, the Company will make an aggregate $3 billion payment to each of the banks on November 16, 2015 and will receive from each bank on the same day an initial delivery of 25,951,557 shares of the Company's common stock.  The final number of shares to be repurchased under each ASR agreement will be based on the average of the daily volume-weighted average prices of the Company's common stock during the term of the tranche of the ASR transaction under such ASR agreement, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR agreement.  At settlement of each ASR tranche, under certain circumstances, the applicable bank may be required to deliver additional shares of common stock to the Company, or, under certain circumstances, the Company may be required to deliver shares of common stock or to make a cash payment, at the Company's election, to the bank.  The final settlement of the transactions under all of the ASR agreements is expected to occur no later than the third quarter of 2016.

Each of the ASR agreements contains customary terms for these types of transactions, including the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery upon settlement, the specific circumstances under which adjustments may be made to the transactions, the specific circumstances under which the transactions may be cancelled prior to the scheduled maturity and various acknowledgements, representations and warranties made by the Company and the applicable bank to one another.

The ASR is part of the Company's previously announced share repurchase target of approximately $10 billion for 2015 and within the remaining amount authorized under the Board of Directors' previously announced authorization for the purchase of up to $12 billion of Company common stock.  Also as previously announced, the Company intends to fund the ASR with $6 billion in net proceeds from the Sikorsky sale completed on November 6, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION
(Registrant)

Date: November 12, 2015	By:	/s/ Peter J. Graber-Lipperman
Peter J. Graber-Lipperman
Vice President, Secretary and Associate General Counsel